Pipeline Data Inc. PPDA announced today the execution of a definitive agreement to acquire Illinois-based World Products, Inc. d.b.a. "AIRCHARGE." AIRCHARGE is the first company to deploy a cellular phone-based solution for mobile business merchants to accept credit cards at the point-of-sale.

AIRCHARGE was recently designated a national "Industry Solutions Partner" by one of the leading national wireless communications service providers to provide credit card processing and wireless check conversion on all of the company's Java-enabled phones. A multimedia demonstration of the service is available at www.aircharge.com.

MacAllister Smith, Pipeline's CEO, sees AIRCHARGE as an exciting avenue for potential growth. "The AIRCHARGE acquisition positions Pipeline to capitalize on the expansion of the wireless payment processing industry," he said. "Combining AIRCHARGE's capabilities in developing cellular phone software with Pipeline's expertise in payment processing and extensive history in the wireless market, will position Pipeline to become a significant force in wireless payments."

In a May 2004 report, research firm TowerGroup predicts by 2009 wireless devices will account for one in four new point-of-sale terminals delivered in the United States. Based on research conducted with leading manufacturers and market end users, Mercator Advisory Group has estimated a potential market of over $1 billion for wireless WAN and wireless LAN point-of-sale terminals. "We've been using Pipeline Data's gateway software for many years as a key component to facilitate credit card transactions. It was logical that the two companies should combine to service the wireless payments market," stated Bob Wallace, president of AIRCHARGE. "We are looking forward to joining the Pipeline team."

Under the terms of the agreement, Pipeline will acquire AIRCHARGE for $200,000 in cash, $525,000 in the form of a promissory note and 900,000 shares of Pipeline Data common stock. An additional one million shares of Pipeline Data common stock will be granted subject to performance incentives. Pipeline is required to close the transaction by September 30th of this year. Pipeline will retain AIRCHARGE's senior management team of Rich Hoffman and Bob Wallace, pursuant to written employment agreements.

About Pipeline Data:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts.

About World Products, Inc d.b.a. "AIRCHARGE":

World Products, Inc. is a privately held company that was founded in 1999 to provide wireless payment products and value-added services to the credit card and check-processing marketplace. Additional information can be found at www.aircharge.com or by calling (866) 718-2800.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.

Contact  Information:   Pipeline  Data  Inc.  Lane  Gordon,   617-405-2600  x228
Lane.Gordon@pipelinedata.com www.pipelinedata.com